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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of the 1st day of June, 2002, by and among Tarpon Coast Bancorp, Inc., a Florida corporation (the "Holding Company"), Tarpon Coast National Bank a national bank organized under the laws of the United States (the "Bank") (collectively referred to herein as the "Employer"), and Lewis S. Albert (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Boards of Directors of the Employer desire to employ Executive to serve as Chairman of the Board & Chief Executive Officer of the Holding Company and the Bank; and

         WHEREAS, Executive is willing to become employed by the Holding Company and the Bank as Chairman and Chief Executive Officer in accordance with the terms and conditions hereinafter set forth:

1. Employment. Employer employs Executive and Executive accepts employment upon the terms and conditions set forth in this Agreement.

2. Term. The term of employment of Executive under this Agreement shall be for nineteen (19) months and commence on June 1, 2002. If this contract is not renewed or renegotiated prior to the end of its term, it will be treated as a termination without cause and compensated as indicated in paragraph 11.b.

3. Compensation. For all services rendered by Executive, Executive shall be paid a minimum annual base salary of $135,000 per year until March 1, 2003. Commencing March 1, 2003, the minimum annual base salary will become $158,000 per year. The minimum annual base salary will be paid by the Bank in equal semi-monthly installments during the term of this Agreement. Salary payments shall be subject to withholding and other applicable taxes.

4. Title and Duties. Executive shall serve as Chairman of the Board and Chief Executive Officer of the Holding Company and of the Bank. Executive shall be responsible for overall operations of the Holding Company and the Bank, including implementing the Board's directives; acting as chief regulatory contact; monitoring the Employer's progress and presenting regular reports to the Boards on financial, lending and deposit activities and on other operations; actively involved in community relations and business development; and be responsible for strategic planning efforts.

5. Extent of Services. Executive shall devote his entire time, attention and energies to the business of Employer and shall not during the term of this Agreement be engaged in any other business activity which requires the attention or participation of Executive during normal business hours of Employer, recognition being given to the fact that Executive is expected on occasion to participate in client development after normal business hours. However, Executive may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made, except that Executive shall not make an investment in the securities of any competing financial institution without the express approval of the Boards of Directors of the Employer. Executive shall notify Employer of any significant participation by him in any trade association or similar organization.

6. Working Facilities. Executive shall receive from the Bank, such assistants, perquisites, facilities and services as are suitable to his position and appropriate for the performance of his duties on behalf of such entity. In addition, the Bank shall provide Executive membership in a country or golf club (including dues, assessments and initiation fees) of his choice and Executive shall have the option at the termination of his employment for any reason to repurchase said membership from the Bank.

7. Expenses. Executive may incur reasonable expenses for promoting the business of the Bank, including expenses for entertainment, travel, and similar items. Executive will be reimbursed by the Bank for all such expenses upon Executive's periodic presentation of an itemized account of such expenditures with receipts attached.

8. Vacations. Executive shall be entitled each year to four (4) weeks of vacation time in accordance with the

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         personnel policy established by the Bank's Board of Directors, during which time Executive's compensation shall be paid in full.

9. Additional Compensation. As additional consideration paid to Executive, Executive shall be provided with and participate in all employee benefit plans offered by the Bank to all of its employees, including health, hospitalization, disability, life insurance, travel insurance, bonus, retirement and savings plans. In addition, Executive shall be provided with a term life insurance policy of at least $200,000, which shall include an accidental death or dismemberment provision of two times the face amount of the policy.

10.      Change in Control of the Bank.

         a. In the event of a "change in control" of the Employer, as defined herein, and only to the extend permitted by applicable statutes and regulations, Executive shall be entitled, for a period of thirty (30) days from the date of closing of the transaction effecting such change in control and at his election, to give written notice to Employer of termination of this Agreement and to receive a cash payment equal to one time (100%) the compensation, including incentive compensation, if any, received by Executive in the one-year period immediately preceding the change in control. The severance payments provided for in this Section 10.a. shall be paid in cash, commencing not later than ten (10) days after the date of notice of termination by Executive under this Section 10 or ten (10) days after the date of closing of the transaction effecting the change in control of the Employer, whichever is later.

         b. In addition, if Executive elects to terminate this Agreement pursuant to this Section 10, Executive shall further be entitled, in lieu of shares of Common Stock of the Holding Company issuable upon exercise of stock options to which Executive is entitled, an amount in cash or Common Stock of the Holding Company or any other company into which shares of the Holding Company are convertible (or any combination thereof) as Executive shall in his election designate equal to the excess of the fair market value of the Common Stock as of the date of closing of the transaction effecting the change in control over the per share exercise price of the options held by Executive, times the number of shares of Common Stock subject to such options (whether or not then fully exercisable). The fair market value of the Common Stock shall be equal to the higher of (i) the value as determined by the Board of Directors of the Holding Company if there is no organized trading market for the shares at the time such determination is made, which per share value shall not be less than 1.8 times the per share book value of the stock or
                  (ii) the closing price (or the average of the bid and asked prices if no closing price is available) on any nationally recognized securities exchange or association on which the Holding Company's shares may be quoted or listed, or (iii) the highest per share price actually paid for Common Stock of the Holding Company in connection with any change in control of the Employer. The severance payments provided for in this
                  Section 10.b. shall be paid in full not later than ten (10) days after the date of notice of termination by Executive under this Section 10 or ten (10) days after the date of closing of the transaction effecting the change in control of the Employer, whichever is later.

         c. Further, upon a "change in control", the Company and the Bank shall cause the Key Man whole life insurance policy on Executive in the face amount of $500,000, currently owned by and maintained for the benefit of the Company and the Bank, to be conveyed to Executive on a fully paid-up basis. The Company and the Bank, in so doing, will relinquish any interest in benefits under the policy. During the term of this agreement and any extensions and renewals thereof, the Company and the Bank shall continue to fund premiums in such amounts to ensure the continuation of benefits under the policy. This conveyance is not contingent upon the notice requirements set forth in this Section 10.

         d. For purposes of this Section 10, "change in control" of the Employer shall mean:

                  1. any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Employer.

                  2. the sale of all or substantially all of the assets of the Employer; or


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                  3.       the liquidation of the Employer.

         e. If any payments to be made under this Section 10 constitute an "Excess Parachute Payment" as that term is defined in
                  Section 280(g) of the Internal Revenue Code, the payments shall be reduced to the largest amount, which would not constitute an "Excess Parachute Payment".

11.      Termination.

         a. For Cause. This Agreement may be terminated by the Boards of Directors of the Employer without notice and without further obligations other than for monies already paid, for any of the following reasons:

                  i. failure of Executive to follow reasonable written instructions or policies of the Boards of Directors of the Employer;

                  ii. gross negligence or willful misconduct of Executive materially damaging to the business of the Employer during the term of this Agreement, or at any time while he was employed by the Employer prior to the term of this Agreement, if not disclosed to the Employer prior to the commencement of the term of this Agreement; or

                  iii. conviction of Executive during the term of this Agreement of a crime involving breach of trust or moral turpitude; or

                  iv. at the request of any bank regulatory authority with jurisdiction over the Employer.

                  In the event that the Employer discharges Executive alleging "cause" under this Section 11.a. and it is subsequently determined judicially that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 11.b. hereof. In the event that the Employer discharges Executive alleging "cause" under this Section 11.a, such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause". The termination of Executive for "cause" shall not entitle the Employer to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof, unless the employee purposely engages in conduct constituting "cause" for the purpose of negating the non-competition provision.

         b.       Without Cause.

                  i. Notwithstanding the provisions of Section 2 of this Agreement, the Employer may, upon thirty (30) days' written notice to Executive, or by the giving of a notice under Section 2 of this Agreement terminate this Agreement without cause at any time during the term of this Agreement upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to the same severance payments as provided in Section 10 hereof; provided that for purposes of Section 10.b., the fair market value of Common Stock shall be determined as of the date of notice of termination of this Agreement given by the Employer to Executive. The severance payments provided for in this Section 11.b. shall commence not later than thirty (30) days after the actual date of termination of employment of Executive.

                  ii. Executive may upon thirty (30) days' written notice to Employer terminate his Agreement without cause at any time during the term of this Agreement. In the event of termination of this Agreement by Executive, the Employer shall have no further obligation to Executive than for monies paid.

12.      Death or Disability.

         a. In the event of Executive's death during the term of this Agreement, Employer shall pay to Executive's designated beneficiary, or if Executive has failed to designate a beneficiary, to his estate, an amount equal to Executive's base salary pursuant to Section 3 hereof through the end of the month in which Executive's death occurred plus an amount equal to ninety (90) days salary. Employer shall


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                  also continue to provide Executive's survivors with any
                  benefits it provided Executive for such additional ninety
                  (90) day period.

         b. In the event of Executive's disability during the term of this Agreement, Employer shall pay to Executive an amount equal to Executive's base salary pursuant to Section 3 hereof through the end of the month in which Executive's disability occurred plus an amount equal to six (6) months salary. Employer shall also continue to provide Executive with any benefits it provided Executive prior to his disability for a period of six (6) months following his disability and shall continue to pay the premiums on any life and disability policies provided by the Employer for the benefit of Executive prior to his disability.

         c.       The compensation set forth in Sections a. and b. of this
                  Section 12 shall be in lieu of any other benefits provided hereunder, except that (i) in the event of a change in control of the Employer as defined herein during the ninety
                  (90) day or six (6) month periods described in Sections a. and b. of this Section 12, Executive, Executive's designated beneficiary or Executive's estate, as the case may be, shall be entitled to the benefits of Section 10.b. hereof, and (ii) any benefit payable pursuant to Section 3 shall be prorated and made available to Executive or his beneficiary or estate in respect of any period prior to his death or disability. and (iii) in the event of Executive's disability, Employer shall continue to pay the premiums on any life and disability policies provided by the Employer for the benefit of Executive prior to his disability. The Employer may maintain insurance on its behalf to satisfy in whole or in part the obligations of this Section 12.

         d. Executive shall be deemed disabled if, by reason of physical or mental impairment, he is incapable of performing his duties hereunder for a period of 180 consecutive days.

13. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of Executive, or to its principal office in the case of Employer.

14. Waiver of Breach. The waiver of Employer of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of Employer.

15. Assignment. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Executive under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

17. Entire Agreement. This Agreement contains the entire understanding of the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement relating thereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

                           WHEREAS, as of the day and date first above set
                  forth, the parties hereto execute this Agreement.


                  TARPON COAST BANCORP, INC.


                  By /s/ Mark O. Asperilla
                    ----------------------------------
                    Mark O. Asperilla
                    Chairman, Compensation Committee


                  TARPON COAST NATIONAL BANK


                  By /s/ Mark O. Asperilla
                    ----------------------------------
                    Mark O. Asperilla
                    Chairman, Compensation Committee


                  LEWIS S. ALBERT


                  /s/ Lewis S. Albert
                  ------------------------------------
                  Executive